UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Compass Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMPASS THERAPEUTICS, INC.
80 Guest Street, Suite 601
Boston, MA 02135

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Compass Therapeutics, Inc. will be held on June 15, 2023 at 10:00 a.m. Eastern Time The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/CMPX2023.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of our proxy materials and our 2022 Annual Report to Stockholders (the “2022 Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report. This process allows us to provide our stockholders with necessary information on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
The purpose of the Annual Meeting is the following:
1.
To elect two class III directors to our Board of Directors, to serve until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only Compass Therapeutics, Inc. stockholders of record at the close of business on April 18, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
To be admitted to the Annual Meeting and vote your shares, you must register at www.virtualshareholdermeeting.com/CMPX2023. You will be required to enter the control number provided on your proxy card, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy by telephone or via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.
By order of our Board of Directors,

Thomas J. Schuetz, M.D., Ph.D.
Chief Executive Officer
Boston, Massachusetts
April 27, 2023
Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) in accordance with the instructions listed on the proxy card.

COMPASS THERAPEUTICS, INC.

80 GUEST STREET, SUITE 601
BOSTON, MA 02135

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2023
This proxy statement contains information about the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Compass Therapeutics, Inc., which will be held on June 15, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/CMPX2023.
The Board of Directors of Compass Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Compass,” “we,” “us,” and “our” refer to Compass Therapeutics, Inc. The mailing address of our principal executive offices is Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135.
Only Compass Therapeutics, Inc. stockholders of record at the close of business on April 18, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.
To be admitted to the Annual Meeting and vote your shares, you must register at www.virtualshareholdermeeting.com/CMPX2023. You will be required to enter the control number provided on the proxy card and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.
If you are a stockholder of record, you can vote by proxy over the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) by following the instructions provided in the proxy materials, or you can vote by mailing your proxy as described in the proxy materials. If your shares are held in street name, you will receive instructions from your broker or other nominee that holds your shares explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Proxies submitted by mail must be received before the start of the Annual Meeting.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).
Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”
This proxy statement and our 2022 Annual Report to Stockholders are also available for viewing, printing and downloading at:
https://investors.compasstherapeutics.com/financials-filing/annual-meeting
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov or in the “Financials – SEC Filings” section of the “Investors” section of our website at www.compasstherapeutics.com.

COMPASS THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 27, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2022 Annual Report to Stockholders (the “2022 Annual Report”) will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 27, 2023. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice, and our Notice of 2023 Annual Meeting of Stockholders, this proxy statement and our 2023 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 18, 2023.
How many votes can be cast by all stockholders?
There were 126,507,473 shares of our common stock, par value $0.0001 per share, outstanding on April 18, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 18, 2023.
How do I vote my shares without attending the Annual Meeting?
If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) by following the instructions provided in the proxy materials, or you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting. If your shares are held in street name, you will receive instructions from your broker or other nominee that holds your shares explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How can I attend and vote at the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, you will need to visit www.virtualshareholdermeeting.com/CMPX2023 and enter the control number provided on the proxy card to pre-register for the Annual Meeting, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.
To be admitted to the Annual Meeting and vote your shares, stockholders must register at www.virtualshareholdermeeting.com/CMPX2023 and provide the control number located in the shaded gray box on the proxy card.
Stockholders who have completed registration will receive an email with further instructions, including a unique link to access the Annual Meeting.
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email received on the morning of the Annual Meeting. You should allow ample time in advance of the meeting.
Additionally, questions regarding how to attend and participate via the Internet can be answered by calling the phone number provided in the email received prior to the Annual Meeting.
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to Compass and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
As part of the Annual Meeting, we will hold a question-and-answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to Compass and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Only stockholders who register and subsequently log in to attend the Annual Meeting will be able to ask questions at the Annual Meeting.
The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/CMPX2023 approximately one week prior to the date of the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions in the proxy materials and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws provide that a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our Amended and Restated Bylaws, any proposal other than an election of directors (which is decided by a plurality of the votes properly cast on the election of directors) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws. Votes withheld, abstentions, and broker “non-votes,” as applicable, are not included in the tabulation of the voting results on any proposal and, therefore, do not have an impact on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and your share will be counted as broker “non-votes.” Proposal No. 2 is a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
For Proposal No. 1, to be elected, each of the nominees for class III director must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors.
For Proposal No. 2, the affirmative vote of a majority of the votes properly cast for this proposal is required to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will have no effect on the outcome of this vote.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of Rule 14a-8 under the Exchange Act and be received not later than December 29, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Compass’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024. Stockholder proposals and the required notice should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
What is householding?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary, telephone: (617) 500-8099. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
What interest do officers and directors have in matters to be acted upon?
Members of the Board of Directors and executive officers of Compass do not have any interest in any proposal that is not shared by all other stockholders of Compass, except for Proposal No. 1 (nominees to our Board of Directors will be elected).
Who should I call if I have any additional questions?
If you hold your shares directly, please call the Corporate Secretary of Compass at (617) 500-8099. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.
Background Information on Compass Therapeutics, Inc.
We were originally incorporated as Olivia Ventures, Inc. (“Olivia”) in the State of Delaware on March 20, 2018. Prior to the Merger (as defined below), Olivia was a “shell company” (as defined in Rule 12b-2 of the Exchange Act).
On June 17, 2020, we completed a merger (the “Merger”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among us, Compass Acquisition LLC and Compass Therapeutics LLC, and, as a result, Compass Therapeutics LLC became a wholly owned subsidiary of the Company. Additionally, certain of our wholly-owned subsidiaries, each, a Blocker Merger Sub, merged with and into the applicable blocker entity, or the Blockers, in transactions which we refer to as the Blocker Mergers.
At the effective time of the Merger and the applicable effective time of each Blocker Merger (collectively, the “Effective Time”), an aggregate of 31,627,139 shares of its common stock were issued to holders of common membership interests of Compass Therapeutics LLC (including common membership interests issued upon the conversion of preferred membership interests) and 7,428,217 shares of its common stock were issued to the holders of equity interests of the Blockers. Immediately prior to the Effective Time, an aggregate of 4,000,000 of the 5,000,000 shares of our common stock held by pre-Merger stockholders of Olivia Ventures, Inc. were forfeited and surrendered for cancellation. In addition, 2,930,836 shares of our common stock were reserved for issuance under our 2020 Stock Option and Incentive Plan.

On June 25, 2021, we consummated a definitive merger agreement (the “TRIGR Merger Agreement”) with Trigr Therapeutics, Inc. (“TRIGR”), a private biotechnology company. Pursuant to the TRIGR Merger Agreement, through our wholly-owned subsidiaries and a two-step merger structure, we acquired all of the outstanding shares of TRIGR (the “TRIGR Merger”). Consideration payable to TRIGR shareholders at closing totaled an aggregate of 10,265,133 shares of our common stock (after giving effect to elimination of fractional shares that would otherwise be issued). In addition, TRIGR shareholders are eligible to receive, and have received a portion of, certain earnout payments up to $9 million, as described in more detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
On November 2, 2021, we sold through an underwritten public offering, 35,715,000 shares of our common stock (the “Follow-On Public Offering”). On December 2, 2021, pursuant to a 30-day option of the underwriters, we sold an additional 3,271,857 shares of our common stock, for a total of 38,986,857 shares of common stock sold as part of the Follow-On Public Offering. The Follow-On Public Offering was made pursuant to our shelf registration statement on Form S-3 (File No. 333-257821), including a base prospectus that was declared effective by the SEC on July 20, 2021, as supplemented by a prospectus supplement dated November 1, 2021 that was filed with the SEC on November 3, 2021 (the “Prospectus Supplement”).
On November 2, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which we agreed to sell and issue to the Investors in a private investment in public entity (“PIPE”) offering an aggregate of 25,000,000 shares of our common stock. The 25,000,000 shares were issued on November 4, 2022. The PIPE offering was made pursuant to our registration statement on Form S-3 (File No. 333-268652), filed with the SEC on December 2, 2022, and declared effective by the SEC on January 20, 2023, including a prospectus thereto that was filed with the SEC on January 24, 2023. The PIPE offering was exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder. The common stock in the PIPE offering was sold to “accredited investors”, as defined in Regulation D.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of seven members. In accordance with the terms of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, our Board of Directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms.
The members of the classes are divided as follows:
•	Class I Directors: Ellen V. Chiniara and Mary Ann Gray, and their terms will expire at the annual meeting of stockholders to be held in 2024;
•	Class II Directors: Philip J. Ferneau, Carl L. Gordon, and James P. Boylan, and their terms will expire at the annual meeting of stockholders to be held in 2025; and
•	Class III Directors: Thomas J. Schuetz and Richard S. Lindahl and their terms will expire at the Annual Meeting.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Amended and Restated Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Thomas J. Schuetz and Richard S. Lindahl for election as the class III directors at the Annual Meeting. Both nominees are currently directors and have consented to serve as our directors if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Compass. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Compass and our Board of Directors. There are no material legal proceedings to which any of our nominees and continuing directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
To be elected, each of the nominees for class III director must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominees for Election as Class III Directors
The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2021.
Name	Positions and Offices Held with Compass	Director Since	Age
Thomas J. Schuetz, M.D., Ph.D.	Director, Chief Executive Officer	2015	62
Richard S. Lindahl, M.B.A.	Director	2023	59
Thomas J. Schuetz, M.D., Ph.D., has served as our Chief Executive Officer and as a director since 2014. He has over 30 years of experience in oncology, biopharmaceutical drug development and life science venture investing. Dr. Schuetz co-founded Compass in 2014 following conceptual discussions while he was a venture partner at OrbiMed Advisors LLC. As a physician-scientist and serial entrepreneur, he aspired to create an antibody therapeutic company based on novel biology, protein engineering and key medical insights gathered throughout his career. While at OrbiMed, Dr. Schuetz co-founded Audentes Therapeutics, where he served as a director until its acquisition by Astellas. Also at OrbiMed, he participated in the investments in Enobia Pharma, Relypsa, and Arteaus Therapeutics, and served as a director at each of those companies. Enobia was acquired by Alexion Pharmaceuticals in 2011, Relypsa was acquired by Galencia in 2016 and Arteaus was acquired by Eli Lilly in 2014. Dr. Schuetz has multiple years of clinical strategy, development and operations experience including roles as chief medical officer of Therion Biologics Corporation, a cancer vaccine company, and as the vice president of clinical affairs at Transkaryotic Therapies, a company acquired by Shire. Dr. Schuetz completed his medical training at Massachusetts General Hospital, where he served as the chief medical resident, and completed a medical oncology fellowship at the Dana-Farber Cancer Institute. Dr. Schuetz holds a B.S. in chemistry from Xavier University, an M.D. from Harvard Medical School and a Ph.D. in genetics from Harvard University. We believe that based on Dr. Schuetz's knowledge of our company, industry and business and his service as Compass's Chief Executive Officer, Dr. Schuetz is qualified to serve on our Board of Directors.
Richard S. Lindahl, M.B.A., joined the Compass Board of Directors in April of 2023. Since March 2018, Mr. Lindahl has served as executive vice president, chief financial officer and treasurer of Emergent BioSolutions, Inc., a global life sciences company focused on delivering protections against public health threats. Prior to joining Emergent BioSolutions, Mr. Lindahl served as chief financial officer of CEB Inc., a company providing best research and decision support to business leaders, from May 2009 until April 2017 and as its principal accounting officer until July 2015. From 2006 until 2008, Mr. Lindahl served as senior vice president and treasurer of Sprint Nextel Corporation and from 2005 to 2006, he served as vice president and treasurer of Sprint Nextel. From 1997 until 2005, Mr. Lindahl served in various positions at Nextel Communications, Inc., including as treasurer and in financial planning and analysis roles. Prior to joining Nextel, Mr. Lindahl held various positions at Pocket Communications, Inc., MCI Communications Corp., Deloitte & Touche LLP, and Casher Associates, Inc. Mr. Lindahl earned an M.B.A. from the Darden School at the University of Virginia and a B.A. in computer science from Dartmouth College. We believe that Mr. Lindahl is qualified to serve on our Board of Directors based on his extensive financial and business experience, including serving as a chief financial officer of multiple publicly traded companies.
Directors Continuing in Office
The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 18, 2023.
Name	Positions and Offices Held with Compass	Director Since	Class and Year in Which Term Will Expire	Age
Ellen Chiniara, J.D.	Director	2022	Class I—2024	64
Mary Ann Gray, Ph.D.	Director	2022	Class I—2024	70
Philip J. Ferneau, M.B.A, J.D.	Director	2015	Class II—2025	61
Carl L. Gordon, Ph.D., C.F.A.	Chairman of the Board	2015	Class II—2025	58
James P. Boylan, M.B.A.	Director	2022	Class II—2025	56

Class I Directors (Term expires at the 2024 annual meeting of stockholders)
Ellen V. Chiniara, J.D., joined the Compass Board of Directors in April of 2022. She currently serves as Chief Legal Officer and Corporate Secretary of Kymera Therapeutics, Inc. (Nasdaq: KYMR), a position she has held since January of 2023. She previously served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Alexion Pharmaceuticals, Inc., from January of 2018 until its acquisition by AstraZeneca in July 2021. In this role, she was responsible for all global legal and intellectual property matters and was Executive Sponsor of the Corporate Social Responsibility program. Prior to joining Alexion, Ms. Chiniara was Senior Vice President, General Counsel and Corporate Secretary of Alere Inc., a point-of-care diagnostics company, from October 2006 to its acquisition by Abbott in October 2017. She was responsible for all legal matters and government affairs and, in June 2014 she assumed oversight of compliance matters. Earlier in her career, Ms. Chiniara was a partner at the law firm Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP). Ms. Chiniara received her J.D. from Stanford University’s School of Law and her B.A. from Bryn Mawr College. We believe that Ms. Chiniara is qualified to serve on our Board of Directors based on her extensive industry experience and expertise in legal, compliance and governance matters.
Mary Ann Gray, Ph.D., joined the Compass Board in April of 2022. Dr. Gray has been President of Gray Strategic Advisors, LLC, a biotechnology strategic planning and advisory firm, since September 2003. Previously, she served as Senior Analyst and Portfolio Manager of Federated Kaufmann Fund. Prior to Federated, she served as a biotechnology equity research analyst at multiple firms. Earlier in her career, she worked as a senior scientist both at Schering Plough Research and NeoRx Corporation. Dr. Gray currently serves on the board of directors of BioAtla, Therapeutics, Inc. (Nasdaq: BCAB), Keros Therapeutics, Inc. (Nasdaq: KROS), Palisade Bio, Inc. (Nasdaq: PALI), and Rapt Therapeutics, Inc. (Nasdaq: RAPT), and previously served on the board of directors of many public and private biotechnology companies. Dr. Gray earned a B.S. from University of South Carolina, a Ph.D. in pharmacology from the University of Vermont and completed her post-doctoral work at Northwestern University Medical School and at the Yale University School of Medicine. We believe that Dr. Gray’s extensive experience in the biotechnology and biopharmaceutical industry qualifies her to serve on our Board of Directors.
Our Board of Directors recognizes that Dr. Gray serves as a director of multiple other public companies and on audit committees of three of these companies, and we believe that it is strongly in the best interests of Compass and our stockholders that Dr. Gray serves as a director. Our Board of Directors considered her extensive experience serving on the boards of publicly traded life sciences companies and high-level accounting and financial expertise as key attributes in her selection.
Class II Directors (Term expires at the 2025 annual meeting of stockholders)
Phil Ferneau, M.B.A., J.D., has served as a member of our Board of Directors since 2015. Mr. Ferneau is co-founder and serves as Managing Partner of Borealis Ventures, a venture capital firm focused on healthcare opportunities, a position he has held since 2002. He currently leads Borealis’ investments in Adimab, Amagma Therapeutics, Ankyra Therapeutics, Evox Therapeutics, Orbit Discovery, Ovation.i.o, Teckro, and T-Cypher Bio. Mr. Ferneau was also responsible for the firm’s prior investments in Avedro (IPO, then acquired by Glaukos), Avitide (acquired by Repligen), GlycoFi (acquired by Merck & Co.), M2S (acquired by AIG Altaris Health Partners), and Vets First Choice (now Covetrus: Nasdaq: CVET). Mr. Ferneau received an A.B. degree from Dartmouth College, a J.D. from the University of Virginia School of Law and an M.B.A. (with High Distinction) from the Tuck School of Business at Dartmouth. We believe that Mr. Ferneau is qualified to serve on our Board of Directors based on his extensive investment experience.
Carl L. Gordon, Ph.D., C.F.A., has served as a member of our Board of Directors since Compass’s inception in 2015 and was re-elected to the Board in September of 2019. Dr. Gordon is a founding member, Managing Partner, and Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm, a position he has held since 1998. Dr. Gordon currently serves on the boards of directors of Adicet Bio, Inc. (Nasdaq: ACET), Keros Therapeutics Inc. (Nasdaq: KROS), Kinnate Biopharma, Inc. (Nasdaq: KNTE), Terns Pharmaceuticals, Inc. (Nasdaq: TERN), and Theseus Pharmaceuticals, Inc. (Nasdaq: THRX) as well as several private companies. Dr. Gordon previously served on the boards of directors of several other companies, including Alector Inc. (Nasdaq: ALEC), Arsanis, Inc. (which merged with X4 Pharmaceuticals, Inc.), ARMO Biosciences, Inc. (which was acquired by Eli Lilly & Co.), Gemini Therapeutics Inc. (which merged with Disc Medicine, Inc.), ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), Passage Bio Inc. (Nasdaq: PASG), Prevail Therapeutics, Inc. (acquired by Eli Lilly & Co.), SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), and Turning Point Therapeutics, Inc.

(acquired by Bristol-Myers Squibb). Dr. Gordon received a B.A. in Chemistry from Harvard College, a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology, and was a Fellow at The Rockefeller University. We believe that Dr. Gordon is qualified to serve on our Board of Directors due to his scientific expertise, extensive business experience, and experience in venture capital and the life science industry.
Our Board of Directors recognizes that Dr. Gordon serves as a director of multiple other public companies, and we believe that it is strongly in the best interests of Compass and our stockholders that Dr. Gordon serves as a director and Chairman of the Board. Our Board of Directors considered his vast experience with public and venture-backed life sciences companies, his business acumen, and his scientific expertise as key attributes in his selection and we believe that he is strongly qualified for our Board of Directors.
James P. Boylan, M.B.A., joined the Compass Board of Directors in November of 2022. Since May of 2022, Mr. Boylan has led Enavate Sciences, a portfolio company of Patient Square Capital that provides capital and strategic growth support to innovative companies to advance and accelerate the development of novel therapies with the intent to improve patients’ health and quality of life. Previously, Mr. Boylan served as President and Head of Investment Banking of SVB Leerink from May of 2009 to April of 2021, where he architected and led the transformation of Leerink Swann into an industry-leading health care investment bank that was acquired by SVB Financial in 2019. Across his 12 years at SVB Leerink and prior 12 years as a Managing Director at Merrill Lynch, working with hundreds of life sciences and biotechnology companies to develop strategy and complete transactions in capital markets and mergers & acquisitions. Mr. Boylan earned an M.B.A in finance from the Columbia Business School and a B.S. in finance from Lehigh University. We believe that Mr. Boylan is qualified to serve on our Board of Directors due to his extensive investment and business experience in the life sciences and biotechnology sectors.
Executive Officers Who Are Not Directors
The following table identifies our executive officers and sets forth their current positions at Compass and their ages as of April 18, 2023.
Name	Position Held with Compass	Officer Since	Age
Vered Bisker-Leib, Ph.D., M.B.A.	President and Chief Operating Officer	2017	52
Vered Bisker-Leib, Ph.D., M.B.A., has served as our President and Chief Operating Officer since August 2020. Dr. Bisker-Leib joined Compass Therapeutics LLC in 2017 as Chief Business Officer bringing 20 years of corporate development, strategy, fundraising, licensing, and M&A transaction expertise gained through her experience at top tier pharmaceutical and biotech companies. She was promoted to Chief Operating Officer in 2019 and to President and Chief Operating Officer in 2020. In her current role, Dr. Bisker-Leib leads a team that spearheads finance, corporate development, strategy, operations, legal affairs, CMC, and communications. Under her financial leadership, we have completed public and private financing transactions that generated $275 million in total proceeds since 2020. In 2021, Dr. Bisker-Leib identified and led the acquisition of TRIGR Therapeutics in a stock-for-stock transaction, which resulted in the addition of CTX-009 to our pipeline. Dr. Bisker-Leib is also a member of the board of directors of Ayala Pharmaceuticals.
Prior to Compass, Dr. Bisker-Leib served as an executive-in-residence with Atlas Venture, where she provided business guidance to seed-stage companies. Previously, Dr. Bisker-Leib was the chief business officer of Cydan, a biotech accelerator, where she co-founded biotech companies focused on therapies addressing rare diseases. Before joining Cydan, Dr. Bisker-Leib was a member of Bristol-Myers Squibb’s strategic transactions group where she assumed roles of increasing responsibility across five therapeutic areas, most recently as an executive director and global head of business development for the cardiovascular and metabolic franchises. Dr. Bisker-Leib earned her Ph.D. in chemical engineering and M.B.A. from University of Massachusetts, Amherst, where she was a Lois Pope M.B.A. Scholar. She has a B.Sc. in chemical engineering from the Israel Institute of Technology in Haifa.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP
Compass’s stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of CohnReznick LLP as Compass’s independent registered public accounting firm for the fiscal year ending December 31, 2023. CohnReznick LLP has served as Compass’s independent registered public accounting firm since 2020.
The Audit Committee is solely responsible for selecting Compass’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint CohnReznick LLP as Compass’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of CohnReznick LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain CohnReznick LLP. If the selection of CohnReznick LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Compass and its stockholders.
A representative of CohnReznick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
The affirmative vote of a majority of the votes properly cast for this proposal is required to ratify the appointment of CohnReznick LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will have no effect on the outcome of this vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•	Nominees should demonstrate high standards of personal and professional ethics and integrity.
•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Nominees should have skills that are complementary to those of the existing board.
•	Nominees should have the ability to assist and support management and make significant contributions to Compass’s success.
•
Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our Amended and Restated Bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See the section entitled “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.
Director Independence
On November 2, 2021, our shares of common stock commenced trading on The Nasdaq Stock Market LLC (“Nasdaq”) Capital Market and we intend to comply with Nasdaq’s rules that require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that Compensation Committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s Compensation Committee, Rule 10C-1 under the Exchange Act requires that a company’s Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member, including: the source of compensation to the director, any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors except Thomas J. Schuetz are independent directors, including for purposes of the Nasdaq rules and the federal securities laws and regulations. Thomas J. Schuetz is not an independent director under these rules because he is an executive officer of our company. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board of Directors and each of our committees will comply with applicable Nasdaq requirements and the rules and regulations of the SEC. There are no family relationships among any of our directors and executive officers.
Board Committees
In June 2020, our Board of Directors established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is posted on our website at: https://investors.compasstherapeutics.com/corporate-governance/documents-charters
The table below shows current membership for each of the standing committees of our Board of Directors.
Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Richard S. Lindahl*	Phillip Ferneau*	Carl Gordon*
Mary Ann Gray	Ellen Chiniara	Philip Ferneau
Ellen Chiniara		Ellen Chiniara
*	Denotes committee chair
Audit Committee
Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Richard S. Lindahl as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC.
During the fiscal year ended December 31, 2022, the Audit Committee met five times and each of the members attended at least 75% of the meetings of the Audit Committee held during the period for which such person served as a member. The Audit Committee also acted through various written consents and resolutions throughout the year.

Pursuant to its written charter, the Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly audited financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
•
recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing earnings releases.
Compensation Committee
Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules.
During the fiscal year ended December 31, 2022, the Compensation Committee met once and each of the members attended 100% of the meetings of the Compensation Committee held during the period for which such person served as a member. The Compensation Committee also acted through various written consents and resolutions throughout the year.
Pursuant to its written charter, the Compensation Committee’s responsibilities include:
•	annually reviewing and recommending corporate goals and objectives relevant to the compensation of our Chief Executive Officer to our Board of Directors;
•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors for determination the compensation of our Chief Executive Officer;

•	reviewing and recommending the compensation of our other executive officers to our Board of Directors;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	retaining and approving the compensation of any compensation advisors;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;
•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual report on form 10-K and annual proxy statement; and
•	reviewing and discussing with management the compensation discussion and analysis, if and when required, to be included in our annual proxy statement or Annual Report on Form 10-K.
Nominating and Corporate Governance Committee
Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules.
During the fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee met three times and each of the members attended at least 75% of the meetings of the Nominating and Corporate Governance Committee held during the period for which such person served as a member. The Nominating and Corporate Governance Committee also acted through various written consents and resolutions throughout the year.
Pursuant to its written charter, the Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to our Board of Directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Director’s committees;
•	reviewing and discussing with our Board of Directors the corporate succession plans for the Chief Executive Officer and other key officers;
•	developing and recommending to our Board of Directors a set of corporate governance guidelines; and
•	overseeing the evaluation of our Board of Directors and management.
The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Amended and Restated Bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our Board of Directors delegates the identification and evaluation process to the Nominating and Corporate Governance Committee, with the expectation that other members of our Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval to fill a vacancy or as director nominees for election to our Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Board and Committee Meetings Attendance
The full Board of Directors met four times during 2022. During 2022, each member of our Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of our Board of Directors on which such person served (during the periods that such person served). The Board of Directors also acted through various written consents and resolutions throughout the year.
Director Attendance at Annual Meeting of Stockholders
Directors are encouraged to attend the annual meeting of stockholders. All directors attended the 2022 annual meeting.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our Audit Committee, purchases or sales of puts, calls, or other derivative securities of Compass or any derivative securities that provide the economic equivalent of ownership.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website under the “Investors” section. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board of Directors Leadership Structure and Board of Director’s Role in Risk Oversight
We have established a role of the chairperson of the Board of Directors, which is held by Carl L. Gordon, and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while the chairperson of the Board of Directors will lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chairperson of the Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board of Directors in overseeing risk management is conducted primarily through the committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of the Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Board Diversity
We believe that it is important that the Board of Directors reflects the diversity of employees, and the communities that we serve. As required by Nasdaq rules that were approved by the U.S. Securities and Exchange Commission in August 2021, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules.
The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification as of April 18, 2023. Directors who indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.
Board Diversity Matrix as of April 18, 2023
Total Number of Directors
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Communication with the Directors of Compass
Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Compass Therapeutics, Inc.
Attn: [Director] 80 Guest Street, Suite 601
Boston, Massachusetts 02135 United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Compass’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with

Compass’s legal counsel, with independent advisors, with non-management directors, or with Compass’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Compass regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act.
Director Compensation
The table below shows the compensation earned by the non-employee directors of Compass for the fiscal year ended December 31, 2022. Other than as set forth in the table below, we did not pay any compensation, make any additional equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors for the fiscal year ended December 31, 2022. Thomas J. Schuetz, M.D., Ph.D., our Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table.
Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mary Ann Gray(3)	33,750	—	52,327	86,077
Ellen Chiniara(3)	33,750	—	52,327	86,077
Carl L. Gordon	45,000(4)	—	55,091	100,091
Philip J. Ferneau	45,000(4)	—	55,091	100,091
James P. Boylan	11,250(4)	—	—	11,250
Brett Kaplan(5)	—	—	—	—
Miranda Toledano(5)	11,250	—	—	11,250
Stephen Squinto(5)	22,500	—	55,091	77,591
(1)	No stock awards were issued in 2022
(2)
The amount represents the fair value of the option awards as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 to our financial statements for the year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards. As of December 31, 2022, each of our non-employee directors held the following unexercised stock options:

Non-Employee Director	Number of Unexercised Options Held as of December 31, 2022
Mary Ann Gray	45,000
Ellen Chiniara	45,000
Carl L. Gordon	30,000
Philip J. Ferneau	30,000
James P. Boylan	—
Stephen Squinto	—
Brett Kaplan	—
Miranda Toledano	—
(3)	Mary Ann Gray, Ellen Chiniara and James P. Boylan were appointed as directors in 2022
(4)	Cash payable to the directors were made to the funds which they represent
(5)	Brett Kaplan, Miranda Toledano, and Stephen Squinto all departed the Compass Board of Directors in 2022

Executive Compensation
This section discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.
Overview
Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of incentive units (which were converted to shares of restricted stock at the time of the Merger), stock options and other employee benefits generally available to our employees.
Our named executive officers for the year ended December 31, 2022 were as follows:
•	Thomas J. Schuetz, M.D., Ph.D., Chief Executive Officer;
•	Vered Bisker-Leib, Ph.D., MBA, President and Chief Operating Officer; and
•	Susan Kalled, Ph.D., former Chief Scientific Officer.
Compensation Decisions
Compensation decisions are primarily recommended by the Compensation Committee and approved by the Board of Directors. The Compensation Committee meets at least annually to discuss the progress of the Company toward its strategic and business goals, and performance of the executive management of the Company. In addition, the Compensation Committee determines and approves the compensation of the executive officers, including the named executive officers. The Compensation Committee also meets periodically on an ad hoc basis to address miscellaneous compensation matters.
Elements of Executive Compensation
Base Salaries. Base salaries for the named executive officers are determined annually by the Board of Directors or Compensation Committee, based on the scope of each officer’s responsibilities along with his or her respective experience and contributions during the prior year. When reviewing base salaries, the Board of Directors takes factors into account such as each officer’s experience and individual performance, Compass’s performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor. In 2022, the Board of Directors approved an annual salary for Dr. Schuetz of $550,000 with a target bonus of 50% of his salary and, in 2023, his annual salary was increased to $575,000. In 2022, Dr. Bisker-Leib’s salary was increased from $400,000 to $475,000 and her target bonus was increased from 40% to 45% of her base salary and, in 2023, her annual salary was increased to $500,000. Dr. Susan Kalled was hired in May 2021 at an annual salary of $330,000 with a target bonus of 35%. In 2022, Dr. Kalled’s salary was increased from $330,000 to $340,000.
Annual Cash Bonuses. All of our named executive officers participate in the Compass Therapeutics, Inc. annual cash bonus program, which promotes and rewards the executives for the achievement of key strategic and business goals. For 2022, Dr. Schuetz received a discretionary cash bonus based on his performance in 2022 equal to $275,000, which was 100% of his target bonus. For 2022, Dr. Bisker-Leib received a discretionary cash bonus based on her performance in 2022 equal to $320,000, which was 150% of her target bonus. Dr. Kalled separated from Compass in November of 2022 and, accordingly, was not eligible to receive a cash bonus for 2022.
Equity Awards. The Board of Directors believes that equity grants provide executives with a strong link to Compass’s long-term performance, create an ownership culture and help to align the interests of executive officers and Compass’s equity holders. Accordingly, the Compensation Committee periodically reviews the equity incentive compensation of the named executive officers and from time to time may grant equity incentive awards to them. The following equity was granted by the Board of Directors to Dr. Schuetz: in February 2021, options to purchase an aggregate of 700,000 shares of common stock, in November 2021, restricted stock units of

600,000, in February 2022, options to purchase an aggregate of 700,000 shares of common stock, and in February 2023, options to purchase an aggregate of 700,000 shares of common stock as well as restricted stock units of 500,000. The following equity was granted by the Board of Directors to Dr. Bisker-Leib: in February 2021, options to purchase an aggregate of 400,000 shares of common stock, in November 2021, restricted stock units of 600,000, in February 2022, options to purchase an aggregate of 500,000 shares of common stock, and in February 2023, options to purchase an aggregate of 600,000 shares of common stock as well as restricted stock units of 400,000. The following equity was granted by the Board of Directors to Dr. Kalled: in May 2021, as part of her offer of employment, options to purchase an aggregate of 260,000 shares of common stock and in February 2022 options to purchase an aggregate of 60,000 shares of common stock.
Other Benefits. The named executive officers are eligible for additional benefits, such as, life insurance and health benefits that are generally available to all employees.
Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Thomas J. Schuetz, M.D., Ph.D. Chief Executive Officer	2022	550,000	275,000	—	1,285,628	4,557(3)	2,110,628
	2021	4,000	450,000	2,298,000	2,506,000	—	5,258,000
Vered Bisker-Leib, Ph.D., MBA President and Chief Operating Officer	2022	475,000	320,000	—	918,306	11,433(3)	1,713,306
	2021	400,000	320,000	2,298,000	1,432,000	16,000(3)	4,450,000
Susan Kalled, Ph.D.(2) Chief Scientific Officer	2022	297,500	—	—	110,197	54,333(4)	462,030
	2021	220,000	115,500	—	1,446,116	—	1,781,616
(1)
Stock awards represent the fair value of $3.83 per share based on the stock closing price on the grant date. Option awards represent the fair value of the option awards as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value are set forth in Note 9 to our financial statements for the year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards

(2)	Dr. Susan Kalled joined Compass in May 2021 and departed Compass in November 2022
(3)	Other compensation consists of 401(K) plan employer matching contributions
(4)	Dr. Susan Kalled’s other compensation consists of $42,500 of severance pay and $11,833 of 401(K) plan employer matching contributions

Outstanding Equity Awards at 2022 Fiscal Year End
The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2022.
		Stock Awards		Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities That Have Not Vested (#)	Market Value of Securities That Have Not Vested ($)(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date
Thomas J. Schuetz, M.D., Ph.D. Chief Executive Officer	7/3/2019(3)	44,700	141,699	—	—	—	—
	12/20/2019(2)	79,449	251,853	—	—	—	—
	8/6/2020(4)	—	—	500,000	—	$5.00	8/6/2030
	12/22/2020(4)	—	—	244,807	5,193	$5.00	12/22/2030
	2/9/2021(2)	—	—	306,256	393,744	$5.00	2/9/2031
	11/16/2021(6)	450,000	2,263,500	—	—	—	—
	2/18/2022 (3)	—	—	131,256	568,744	$2.40	2/18/2031
Vered Bisker-Leib, Ph.D., MBA President and Chief Operating Officer	7/3/2019(3)	21,551	108,402	—	—	—	—
	12/20/2019(2)	52,967	266,424	—	—	—	—
	8/6/2020(5)	—	—	600,000	—	$5.00	8/6/2030
	2/9/2021(2)	—	—	175,006	224,994	$5.00	2/9/2031
	11/16/2021(6)	450,000	2,263,500	—	—	—	—
	2/18/2022 (3)	—	—	93,753	406,247	$2.40	2/18/2031
Susan Kalled, Ph.D.(7) Chief Scientific Officer	5/3/2021(2)	—	—	97,502	—	$7.00	2/28/2022
	2/18/2022 (3)	—	—	11,250	—	$2.40	2/28/2022
(1)
The market value was determined using fair market value of $5.03 multiplied by the number of securities not vested. The fair market value was the closing stock price as of December 30, 2022 (the last trading day of the fiscal year ended December 31, 2022)

(2)
Vesting schedule: 25% on the first anniversary of the vesting commencement date and the balance vesting in approximately equal monthly installments on the last day of each of the next 36 one-month periods

(3)	Vesting schedule: approximately equal monthly installments following the vesting commencement date on the last day of each of the next 48 one-month periods
(4)	Vesting schedule: 50% on the vesting commencement date and the balance vest in equal monthly installments over the next 24 months
(5)	Vesting schedule: 33% on the vesting commencement date and the balance vest in equal monthly installments over the next 24 months
(6)	Vesting schedule: vests in four equal annual installments, with the first installment vesting one year after the vesting commencement date
(7)	Dr. Susan Kalled’s last day with Compass was November 29, 2022, after which, she had 90 days to exercise any vested options
Employment Arrangements with our Named Executive Officers
Thomas J. Schuetz, M.D., Ph.D.
Dr. Schuetz, our Chief Executive Officer and co-founder, has been employed by Compass and Compass Therapeutics LLC since June of 2014. On April 2, 2021, we entered into an employment agreement with Dr. Schuetz (the “Schuetz Agreement”) providing for, among other things, that Dr. Schuetz’s employment with us is “at-will,” and his employment is not for a specified term. The Schuetz Agreement also provides that Dr. Schuetz is eligible to participate in the benefit programs made available to all our employees generally. As noted above, Dr. Schuetz elected to receive compensation in the form of equity in lieu of cash compensation as base salary in 2021. Dr. Schuetz’s nominal base salary was intended to cover Dr. Schuetz’s portion of Compass’s group medical insurance costs. In 2022, the Board of Directors approved an annual salary for Dr. Schuetz of $550,000 with a target bonus of 50% of his salary and, in 2023, his annual salary was increased to $575,000.
Under the Schuetz Agreement, if Dr. Schuetz’s employment is terminated by us other than for “cause” (as defined in the Schuetz Agreement) or if Dr. Schuetz terminates his employment for “good reason” (as defined in the Schuetz Agreement), Dr. Schuetz will receive the following severance benefits: (i) $500,000; and (ii) up to 12 months of Compass-reimbursed Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums. In addition, if we terminate Dr. Schuetz other than for cause or if Dr. Schuetz terminates his employment for good reason during the 12-month period following a “change of control” (as defined in the Schuetz Agreement), then, in addition to the benefits in the previous sentence, all outstanding and unvested time-based stock-based awards then held by Dr. Schuetz will accelerate in full. Dr. Schuetz’s right to receive these severance benefits is subject to his providing a release of claims in favor of Compass.

Vered Bisker-Leib, Ph.D., MBA
On November 8, 2017, Compass Therapeutics LLC entered into an offer letter with Dr. Bisker-Leib for the position of Chief Business Officer. Effective August 6, 2021, Dr. Bisker-Leib was promoted to the role of President and Chief Operating Officer of Compass, and effective January 1, 2021, Dr. Bisker-Leib’s annual salary was increased from $360,000 to $400,000 and her target bonus was increased from 33% to 40% of her annual base salary.
On April 2, 2021, we entered into an employment agreement with Dr. Bisker-Leib (the “Bisker-Leib Agreement”), which supersedes the Offer Letter that we entered into with Dr. Bisker-Leib on November 8, 2017. The Bisker-Leib Agreement provides that, among other things, Dr. Bisker-Leib’s current annual base salary is $400,000 and she will be eligible to participate in our annual bonus program, with a target opportunity equal to 40% of her base salary. The Bisker-Leib Agreement also provides that her employment with us is “at-will,” her employment is not for a specified term, and she is eligible to participate in benefit programs made available to our employees generally. In 2022, Dr. Bisker-Leib’s salary was increased from $400,000 to $475,000 and her target bonus was increased from 40% to 45% of her base salary. In 2023, her annual salary was increased to $500,000.
Under the Bisker-Leib Agreement, if Dr. Bisker-Leib’s employment is terminated by us other than for “cause” (as defined in the Bisker-Leib Agreement) or if Dr. Bisker-Leib terminates her employment for “good reason” (as defined in the Bisker-Leib Agreement), Dr. Bisker-Leib will receive the following severance benefits: (i) 12 months of continued base salary payments; and (ii) up to 12 months of Compass-reimbursed COBRA premiums. In addition, if we terminate Dr. Bisker-Leib other than for cause or if Dr. Bisker-Leib terminates her employment for good reason during the 12-month period following a change of control (as defined in the Bisker-Leib Agreement), then, in addition to the benefits in the previous sentence, all outstanding and unvested time-based stock-based awards then held by Dr. Bisker-Leib will accelerate in full. Dr. Bisker-Leib’s right to receive these severance benefits is subject to her providing a release of claims in favor of Compass.
Susan Kalled, Ph.D.
On May 3, 2021, we entered into an employment agreement with Dr. Kalled (the “Kalled Agreement”). The Kalled Agreement provides that, among other things, Dr. Kalled’s current annual base salary is $330,000 and she will be eligible to participate in our annual bonus program, with a target opportunity equal to 35% of her base salary. The Kalled Agreement also provides that her employment with us is “at-will,” her employment is not for a specified term, and she is eligible to participate in benefit programs made available to our employees generally. In 2022, her annual salary was increased to $340,000.
Under the Kalled Agreement, if Dr. Kalled’s employment is terminated by us other than for “cause” (as defined in the Kalled Agreement) or if Dr. Kalled terminates her employment for “good reason” (as defined in the Kalled Agreement), Dr. Kalled will receive the following severance benefits: (i) 12 months of continued base salary payments; and (ii) up to 12 months of Compass-reimbursed COBRA premiums. In addition, if we terminate Dr. Kalled other than for cause or if Dr. Kalled terminates her employment for good reason during the 12-month period following a change of control (as defined in the Kalled Agreement), then, in addition to the benefits in the previous sentence, all outstanding and unvested time-based stock-based awards then held by Dr. Kalled will accelerate in full. Dr. Kalled’s right to receive these severance benefits is subject to her providing a release of claims in favor of Compass.
On November 29, 2022, Compass separated from Dr. Kalled. Per the Kalled Agreement and a subsequent separation agreement and release between Dr. Kalled and Compass, Dr. Kalled: (1) has and will continue to receive severance equal to 12 months of her base salary, payable in substantially equal installments in accordance with the Company’s payroll practice over 12 months; and (2) received reimbursement of COBRA premiums for health benefit coverage while she remained eligible for such benefit, which ceased in January of 2023; all subject to certain conditions, including those under the separation agreement and release.
Employee Benefit Plans
Retirement Plan
We offer a 401(k) plan to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We implemented a 4% matching contribution as of January 1, 2020, as well as a discretionary match. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.
Indemnification of Officers and Directors
We have agreed to indemnify our directors and executive officers in certain circumstances. See “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee in 2022 were Carl Gordon, Philip Ferneau, and Ellen Chiniara. There are no interlocks among our Compensation Committee members.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2022 regarding shares of common stock that may be used under our equity compensation plans.
Plan category	Number of securities to be issued upon exercise of outstanding Options, Warrants, and Rights(1)	Weighted-average exercise price of outstanding options(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	6,277,731	$3.89	2,483,966
Equity compensation plans not approved by security holders	—	—	—
Total	6,277,731	$3.89	2,483,966
(1)	Consists of the 2020 Plan and includes 900,000 restricted stock units
(2)	The weighted-average exercise price information does not include any outstanding restricted stock unit awards
(3)
The 2020 Plan has an evergreen provision whereby the number of shares of common stock reserved and available for issuance under the 2020 Plan is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to four percent of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Administrator (as defined in the 2020 Plan). Accordingly, on January 1, 2023, the number of shares of common stock reserved and available for issuance under the 2020 Plan increased by 5,059,808. This number in the table does not include such shares

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2021 and 2021) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Participation in the Follow-on Public Offering
On November 2, 2021, we sold through an underwritten public offering, 35,715,000 shares of our common stock (the “Follow-On Public Offering”). On December 2, 2021, pursuant to a 30-day option of the underwriters, we sold an additional 3,271,857 shares of our common stock, for a total of 38,986,857 shares of common stock sold as part of the Follow-On Public Offering. Certain of our existing institutional investors, including OrbiMed, which is affiliated with certain of our directors, purchased shares in the Follow-On Public Offering. Such purchases were made on the same terms as the shares that were sold to other investors in the Follow-On Public Offering and not pursuant to any pre-existing contractual rights or obligations.
Participation in the PIPE and Director Appointment
On November 2, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which we agreed to sell and issue to the Investors in a private investment in public entity (“PIPE”) offering an aggregate of 25,000,000 shares of our common stock. The 25,000,000 shares were issued on November 4, 2022. The PIPE offering was made pursuant to our registration statement on Form S-3 (File No. 333-268652), filed with the SEC on December 2, 2022, and declared effective by the SEC on January 20, 2023, including a prospectus thereto that was filed with the SEC on January 24, 2023. Enavate Sciences (“Enavate”) was an Investor in the PIPE and the Securities Purchase Agreement granted Enavate the right to appoint one individual to our Board of Directors. On November 2, 2022, we appointed James P. Boylan, the Chief Executive Officer of Enavate, as a Class II director to our Board of Directors.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Employment Arrangements
See “Corporate Governance – Employment Arrangements with our Named Executive Officers.”
Other Transactions
We have granted equity awards to our executive officers. For a description of these equity awards granted to such individuals, see the section titled “Executive Compensation.” We have also granted equity awards to certain members of the Board of Directors. For a description of these equity awards, see the section titled “Non-Employee Director Compensation.”
Limitation of Liability and Indemnification of Officers and Directors
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our Amended and Restated Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Amended and Restated Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Related Person Transaction Policy
Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates must be approved by our Audit Committee. This policy became effective on June 17, 2020. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
As appropriate for the circumstances, the Audit Committee will review and consider:
•	the related person’s interest in the related person transaction;
•	the approximate dollar amount involved in the related person transaction;
•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-party transaction; and
•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2023 by:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 126,507,473 shares of our common stock outstanding as of March 31, 2023.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.
Unless otherwise indicated below, the address for each beneficial owner is c/o Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135.
	Shares Beneficially Owned
Name and address of beneficial owner	Number	Percentage
5% Stockholders:
OrbiMed(1)	22,362,850	17.7%
Enavate(2)	7,788,150	6.2%
FMR(3)	6,354,814	5.0%

Named Executive Officers and Directors:
Thomas J. Schuetz, MD, Ph.D.(4)	6,443,784	5.0%
Vered Bisker-Leib, Ph.D., MBA(5)	1,634,928	1.3%
Susan Kalled, Ph.D.	11,250	*
Phil Ferneau, MBA, J.D.(6)	412,781	*
Carl L. Gordon, Ph.D., CFA(1)	22,375,975	17.7%
Mary Ann Gray(7)	14,696	*
Ellen Chiniara(7)	14,696	*
James P. Boylan(2)	7,788,150	6.2%
Richard S. Lindahl(8)	1,042	*
All current directors and executive officers as a group (8 persons)(9)	38,697,302	30.0%
*	Represents beneficial ownership of less than one percent.
(1)
Based solely on information contained in the Schedule 13D/A filed with the SEC on November 10, 2022, reporting beneficial ownership of OrbiMed Advisors LLC has shared voting and dispositive power of 18,791,422 shares of common stock and reporting beneficial ownership of OrbiMed Capital LLC which has sole voting and dispositive power of 3,571,428 shares of common stock. The address for the OrbiMed entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022

(2)
Based solely on information contained in the Schedule 13D filed with the SEC on November 14, 2022, reporting beneficial ownership of Commander Aggregator, LP has sole voting and dispositive power of 7,788,150 shares of common stock. The address for Commander Aggregator, LP is 1209 Orange Street, Wilmington, New Castle, Delaware 19801

(3)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023, reporting beneficial ownership of FMR LLC has sole voting and dispositive power of 6,354,814 shares of common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210

(4)
Consists of (i) 5,048,475 shares of common stock (ii) 23,398 shares of unvested restricted stock over which the stockholder has voting power and (iii) options to purchase 1,371,911 shares of common stock that are exercisable within 60 days of March 31, 2023

(5)
Consists of (i) 621,377 shares of common stock, (ii) 13,537 shares of unvested restricted stock over which the stockholder has voting power and (iii) options to purchase 1,000,014 shares of common stock that are exercisable within 60 days of March 31, 2023

(6)
Consists of (i) 2,348,976 shares of common stock owned directly by Borealis Granite Fund, L.P. and (ii) 400,280 shares of common stock owned directly by Vox Health Fund, L.P. Borealis Capital Partners III, LLC is the general partner of Borealis Granite Fund, L.P. Borealis Capital Partners IV, LLC is the general partner of Vox Health Fund, L.P. Phil Ferneau, a member of our Board of Directors, is a managing partner of Borealis Ventures. Voting and investment decisions with respect to the securities held by Borealis Granite Fund, L.P. are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. Mr. Ferneau holds a majority ownership interest in Borealis Capital Partners IV, LLC and is the designated manager with voting and investment power over the shares held by Vox Health Fund, L.P. Mr. Ferneau disclaims beneficial ownership of the shares held by Borealis Granite Fund, L.P., except to the extent of any actual pecuniary interest. In addition, Mr. Ferneau includes options to purchase 12,501 shares of common stock that are exercisable within 60 days of March 31, 2023. The address for Borealis Granite Fund, L.P. and Vox Health Fund, L.P. is 10 Allen Street, Hanover, New Hampshire 03755

(7)	Consists of options to purchase 14,696 shares of common stock that are exercisable within 60 days of March 31, 2023
(8)	Consists of options to purchase 1,042 shares of common stock that are exercisable within 60 days of March 31, 2023
(9)
Consists of (i) 36,232,382 shares of common stock, (ii) 36,935 shares of unvested restricted stock over which the stockholders have voting power and (iii) options to purchase 2,427,985 shares of common stock that are exercisable within 60 days of March 31, 2023

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
CohnReznick LLP has served as our independent auditor since 2020. Compass incurred the following fees from CohnReznick LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2022 and 2021.
	2022	2021
Audit fees(1)	$305,970	$340,586
Audit-related fees(2)	—	—
Tax fees(3)	21,800	—
All other fees(4)	—	—
Total fees	$327,770	$340,586
(1)
Represents fees for services rendered for 2022 and 2021 audits and certain reviews of our financial statements. Includes fees for services associated with documents filed with the SEC, such as registration statements, including documents issued in connection with those filings such as consents and comfort letters

(2)	There were no fees billed for 2022 or 2021 related to audit-related services rendered by CohnReznick LLP
(3)	There were no fees billed for 2021 related to tax compliance, tax advice and tax planning services rendered by CohnReznick LLP
(4)	There were no fees billed for 2022 or 2021 related to other services rendered by CohnReznick LLP
Audit Committee Pre-Approval Policy and Procedures
Our Board of Directors has adopted and our Audit Committee has ratified policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2022 and 2021 fiscal years, no services were provided to us by CohnReznick LLP other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Compass’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Compass’s independent registered public accounting firm, (3) the performance of Compass’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Compass’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Compass’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Compass for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Compass be included in Compass’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC on March 15, 2023. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF COMPASS THERAPEUTICS, INC.

Richard Lindahl, Chair
Mary Ann Gray
Ellen Chiniara
April 27, 2023

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2024. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Compass’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 16, 2024.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Amended and Restated Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Compass’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 16, 2024 and no later than March 17, 2024. Stockholder proposals and the required notice should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

COMPASS THERAPEUTICS, INC.
80 GUEST ST., SUITE 601
BOSTON, MA 02135

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMPX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V11347-P91974

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS THERAPEUTICS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Thomas J. Schuetz, M.D., Ph.D.
02) Richard S. Lindahl, M.B.A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "**FOR" all Nominees** in Proposal 1 and "**FOR"** Proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V11348-P91974

COMPASS THERAPEUTICS

COMPASS THERAPEUTICS, INC.

Proxy for Annual Meeting of Stockholders on June 15, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dr. Thomas J. Schuetz and Vered Bisker-Leib, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock that the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of COMPASS THERAPEUTICS, INC. to be held on June 15, 2023, 10:00 a.m. Eastern Time virtually at www.virtualshareholdermeeting.com/CMPX2023 and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.

Continued and to be signed on reverse side